UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: January 17, 2007 (Date of earliest event reported)

Umpqua Holdings Corporation (Exact Name of Registrant as Specified in Its Charter)

OREGON	000-25597	93-1261319
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification Number)

One SW Columbia, Suite 1200 Portland, Oregon 97258 (address of Principal Executive Offices)(Zip Code) (503) 727-4100 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 17, 2007, Umpqua Holdings Corporation and Umpqua Bank entered into an Agreement and Plan of Reorganization with North Bay Bancorp and The Vintage Bank pursuant to which North Bay Bancorp will merge with and into Umpqua Holdings Corporation with Umpqua Holdings Corporation the surviving corporation, and The Vintage Bank will merge with and into Umpqua Bank with Umpqua Bank the resulting bank. Effective at the time of the merger, shareholders holding shares of North Bay Bancorp common stock will be entitled to receive 1.217 shares of Umpqua common stock for each share of North Bay Bancorp common stock, subject to possible adjustment. Consummation of the merger is subject to several conditions, including receipt of applicable regulatory approvals and approval by the shareholders of North Bay Bancorp. The transaction is valued at approximately $156 million.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits.
2.1 AGREEMENT AND PLAN OF REORGANIZATION
99.1 PRESS RELEASE

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this reported to be signed on its behalf of the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION
(Registrant)

Dated:January 18, 2007	By: /s/ Kenneth E. Roberts
Kenneth E. Roberts
Assistant Secretary